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                                                                   Exhibit 10.57

   [Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.]

                             COLORADO MEDTECH, INC.
                               SPECIAL SALE BONUS
                                  CONFIDENTIAL

The CMED Board of Directors ("BOD") has given Stephen Onody and Greg Gould special directives for the future of Colorado MEDtech which include the following objectives:

         1)       [redacted]

         2)       [redacted]

         3)       [redacted]

         4)       [redacted]

         5)       [redacted]

SPECIAL SALE BONUS:

As incentive to accomplish any or all the above, Stephen Onody, Greg Gould and other key employees who may be required to put in special, extra effort to achieve the above-stated objectives, the CMED BOD approves the following plan as a minimum bonus which could be increased if the BOD feels a higher bonus is appropriate:

SALE BONUS PLAN FORMULA:

If the BOD approves a sale of [redacted] or [redacted], the Sale Bonus Plan Pool for either of those transactions is $100,000. If the BOD approves a sale of [redacted], the total Sale Bonus Plan Pool is $200,000. The Sale Bonus Plan Pool will be distributed as follows:

         Stephen Onody                      30%

         Greg Gould                         30%

         Other Key Employees                40%

In the event the entire Company is sold, other key employees will receive either
(1) the minimum of the above calculated bonus or (2) an increased amount at the discretion and upon the approval of the BOD. If the BOD approves a sale of the entire Company, Stephen Onody and Greg Gould will receive the greater of (1) the above calculated bonus or (2) a bonus based upon the share price of the sale of the entire Company:

         $[redacted] and $[redacted] per share - a bonus of 40% of their base annual salary;

         $[redacted] and $[redacted] per share - a bonus of 75% of their base annual salary;

         above $[redacted] per share - a bonus of 100% of their base annual salary.

The portion distributed to other key employees will be distributed to the employees selected by Stephen Onody and Greg Gould with final approval of the BOD. To receive this bonus, an individual must be an employee of the company on the day the transaction closes. Payout of the bonus will be made at the closing of the transaction.

Should any transaction take place involving stock rather than cash, the BOD will have the option to award the bonus in stock rather than in cash.